                                                                   Exhibit 10.15

                         (PHOTO OF ONE HUNDRED RUPEES)

(Indian Characters) ANDHRA PRADESH

                             CO-DEVELOPER AGREEMENT

This Co-Developer Agreement is made and entered into at Hyderabad on 23rd day of March, 2007 by and between:

ANDHRA PRADESH INDUSTRIAL INFRASTRUCTURE CORPORATION LIMITED, HYDERABAD, a Government Company registered under the provisions of the Companies Act, 1956 and having its registered office at 6th Floor, Parisrama Bhavanam, Fateh Maidan Road, Hyderabad - 500 004 (hereinafter referred to as 'DEVELOPER', which expression shall unless repugnant to the context or meaning thereof include its successors and assigns) of the ONE PART;

(APIIC Ltd. Stamp)                      (Virtusa (India) Private Limited Stamp)

                                                                          (SEAL)

                                       AND

VIRTUSA INDIA PVT LTD, also a Company incorporated under the provisions of the Companies Act, 1956 and having its registered office at 3rd Floor, My Home Tycoon, Begumpet, Hyderabad-500016 (hereinafter referred to as 'Co-developer', which expression shall unless repugnant to the context or meaning thereof include its successors and assigns) of the OTHER PART;

WHEREAS 'Developer' is the absolute owner and in possession of the vacant land measuring 20.53 acres at survey No. 115/part, Nanakramguda Village, Serilingampally Mandal, Rangareddy District, Andhra Pradesh. Pursuant to the grant of requisite approval by the Board of Approval, Ministry of Commerce, Government of India (hereinafter referred to as BOA), the 'Developer' is developing an IT/ITES Special Economic Zone (hereinafter referred to as SEZ) at the said land as per the Approval Letter No. F.2/108/2006, EPZ, dated 16.06.2006 attached herewith as APPENDIX A with 97% of the SEZ as processing zone. The SEZ is fully described and delineated in the site plan attached as APPENDIX B to this Agreement;

Whereas the Government of Andhra Pradesh ("GoAP") had earlier entered into a Memorandum of Understanding (MOU) dated 09.12.2004 with the Co-developer wherein the GoAP directed the Developer to allot land bearing No. 115 measuring
6.32 acres situated at Nanakramguda Village, Serilingampally Mandal, R.R. District, Andhra Pradesh (which is more fully described in the schedule hereunder and hereinafter referred to as SECTOR A and shown in colour green in the site plan annexed as APPENDIX B to this Agreement) to the Co-developer on payment of the amount mentioned in MOU for the development of an IT Park.

Whereas prior to the commencement of construction by the Co-developer on the Schedule Property, the Schedule Property was declared to be falling within the SEZ.

AND WHEREAS since the Developer had already allotted the Schedule Property to the Co-developer vide an Allotment Letter bearing No. Lr. No. 4042/PM(IPU)/APIIC/03 dated 15.01.2005 pursuant to the MOU, the 'Developer' wishes to enter into an Lease Deed with the 'Co-developer' for development of complete IT infrastructure on Sector A and for this purpose has granted a perpetual lease of 99 years to 'Co-developer'.

Whereas The Developer has handed over the possession of Sector A to the Co Developer to provide infrastructure facilities and undertake authorized operations on Sector A.

AND WHEREAS 'Co-developer' will be responsible to apply to the BOA for being approved as Co-developer in the SEZ for 'Sector A' under the provisions of the Special Economic Zone's Act, 2005 (hereinafter referred to SEZ Act) and the Rules and Regulations framed there under.

AND WHEREAS the 'Developer' undertakes to get the SEZ notified under subsection
(1) of section 4 of the Special Economic Zones Act, 2005 (28 of 2005) read with rule 8 of the Special Economic Zones Rules, 2006.

AND WHEREAS 'Developer' and 'Co-developer' are desirous of reducing the Co-Developer Agreement reached between them into writing.

NOW THIS AGREEMENT WITNESSETH AS UNDER:

1. 'Developer' and 'Co-developer' have agreed that the 'Co-developer' shall have the sole responsibility (including through its agents, contractors and subcontractors) for development of complete infrastructure for the operation of IT/ITES company and carrying out the authorized operations in 'Sector A'. It shall be the responsibility of the 'Co-developer' for getting approval of BOA for all the proposed activities as 'authorised operations' and for which, the 'Developer' shall extend full co-operation.

2. The 'Developer' shall provide support infrastructure at its own cost such as access road upto the periphery of 'Sector A', Power, water sewage upto the 'Sector A' boundary as per ICT Policy 2005-2010. The 'Co-developer' shall bear the cost of provision of power, water, sewerage and roads within 'Sector A' periphery and shall have to bear the cost of consumption of water, power & sewerage. The 'Co-developer' shall pay the charges for various servicing and common facilities and also for up-keep and maintenance of Roads, water supply, drainage, sewage disposal, street lights within Sector A to the administration or some other agency as the case may be, failure in respect of which would entail the services being disconnected.

3. The 'Developer' shall sign, without demur, such applications, no-objection certificates or any documents prescribed by any statute / government authority as may be required by the 'Co-developer' to obtain necessary statutory approvals, permissions etc. to carry out its obligations in accordance with the terms of this Agreement.

4. The 'Co-developer' shall invest an amount of at least Rs. 67.5 crores in 'Sector A' which will include investment in movable and immovable assets like plant and equipment, hardware and software deployed in creation of facilities/campus including lease premium of land and buildings inside 'Sector A' and shall build a minimum of 250,000 Sq. Ft. of plug and play IT/ITES space in 'Sector A' from the date of commencement of construction and the entire project shall be completed over a period of 3 years from the date of commencement of construction.

5. The 'Co-developer' shall commence construction/site infrastructure work of the project within 3 (three) months from the date of its official designation as 'Co-developer' by the BOA or upon receiving all statutory approvals to commence construction of the project, which ever is later.

6. The 'Co-developer' shall have the sole and exclusive right with respect to 'Sector A' portion of the SEZ including but not limited to all the developments thereon and to all revenues including advances and deposits etc. and 'Developer' shall have no rights or claim whatsoever on the same. The Co-developer shall be entitled to use the IT infrastructure project on completion and take all further steps necessary for the use of the IT Infrastructure project or units.

7. The Co-developer shall be responsible for obtaining all requisite sanctions, approvals, clearance and permissions for development of Premises and construction of the infrastructure, building or erection of any structure in 'Sector A' and shall observe and conform to all laws, rules, regulations and byelaws of the state/ local authority concerned and/ or any other statutory regulations in force including but not limited to conditions under the various environment related legislation, including, without limitation, as prescribed by the Pollution Control Board, and the terms and conditions of the Lease Agreement relating to the said construction / erection, at its own cost and expense.

8. All costs, expenses, charges, etc. for the construction of the infrastructure, building or erection of any structure on Sector A and all matters connected with and incidental thereto, including expenses for preparation, submission and obtaining approval and sanction for the building plan, obtaining the occupation certificate and all other permissions and approvals shall be borne exclusively by the Co-developer.

9. The Co-developer shall be solely responsible for compliance of and for discharging all obligations to or in connection with its employees, agents or contractors for payments including payment of wages / salaries, providing all amenities and benefits that may be required under the law for the time being in force, for any statutory liability arising out of employment or non-employment and for the safety and security of all personnel engaged and materials used by the Co-developer in the development of 'Sector A' and construction of infrastructure, building or erection of the structure and the Developer shall in no way be concerned with the same.

10. The 'Co-developer' shall stay invested in the project till the completion of the project and any change in the said status during such period shall be made with prior approval of IT & C Department, GoAP and the 'Developer', which approval will not be unreasonably withheld.

11. The 'Developer' shall not be responsible to any customers, vendors and any other parties in relation to 'Sector A' of SEZ and the 'Co-developer' shall keep 'Developer' indemnified against any claim(s) with reference to 'Sector A' unless the same is a result of any direct/indirect act of the 'Developer'. The 'Developer' shall indemnify and keep indemnified the 'Co-developer' in respect of any claim or liability incurred or suffered by the 'Co-developer' as a result of a breach of the terms of this Agreement by the 'Developer'.

12. Part or all of any clause of this Agreement that is illegal, unlawful, unenforceable either at the inception of this Agreement or by virtue of any new laws, maybe severed, at the time of the same coming into effect or at the time of bringing of the same to the notice of the other party, from this Agreement and does not affect the continued operation of the remaining provisions of this Agreement.

13. The failure of a party at any time to require full or partial performance of any provision of this Agreement does not affect in any way the full right of that party to require that performance subsequently. The waiver by any party of a breach of a provision of this Agreement is not deemed to be a waiver of all or part of that provision or of any other provision or of the right of that party to avail itself of its rights subsequently. Any waiver of a breach of this Agreement must be in writing signed by the party granting the waiver, and is effective only to the extent specifically set out in that waiver.

14.  The expression 'FORCE MAJEURE' shall mean and include:

          a. war, hostilities (whether war declared or not) invasion, act of foreign enemies, rebellion, revolution, insurrection, military or usurped power, civil war, terrorism, riot and disorders, strike, lockout, labour unrest or other industrial disturbances (affecting the performance of this Agreement).

          b. Ionizing radiation or contamination by radioactivity from any nuclear waste from the combustion of nuclear fuel, radioactive toxic explosive, or other hazardous properties of any explosive, nuclear assembly or nuclear component thereof.

          c. Pressure waves caused by aircraft or other aerial devices traveling at sonic or at supersonic speeds;

          d. earthquake, floods, subsidence, lightning or any operation of the forces of nature;

     Any other event such as changes in market conditions which impact the demand for built up office space and thus impair the ability of the Co-Developer to fulfill the obligations mentioned herein etc, which the Co-Developer could not reasonably be expected to control (but shall not include any event caused by failure to observe good construction, operation or maintenance practice nor any event caused by negligence in the provision of adequate supervision) which significantly delays or renders the agreement incapable of being performed, and which, even by the exercise or due diligence neither party is able to overcome;

     No party shall be liable to the other if, and to the extent, that the performance or delay in performance of any of its obligations under this Agreement is prevented, restricted, delayed or interfered as a result of a Force Majeure event. The party claiming the Force Majeure event shall notify the other party in writing and provide full particulars of the cause or event and the date of first occurrence thereof, as soon as possible after the event and also keep the other party informed of any further developments. The parties shall use their best efforts to remove the cause of non-performance and shall resume performance hereunder with utmost dispatch when such cause or event is removed. If the Force Majeure continues for a continuous period of three (3) months, the parties shall mutually discuss the future course of action available to them to resolve / rectify the Force Majeure event. Further, upon the happening of a Force Majeure event, the time period for completion of the project as set out hereinabove shall get automatically extended by the period for which the Force Majeure event subsists.

15. The 'Developer' represents and warrants that there is no restriction on it entering into this Agreement with the 'Co-developer. Further, the representations and undertakings of the 'Developer' as set out in the Recitals to this Agreement shall form an integral part of this Agreement.

16. A notice required or authorised to be given or served upon a party pursuant to this Agreement must be in writing in the English language and may be given or served by facsimile, prepaid post or delivered by hand to that party at the address of the party as specified herein above or such other address or facsimile number as the party may have notified in writing to the other party or parties:

17. This Agreement is governed by the laws of India and Andhra Pradesh as the case may be. Subject to Clause 19, each party irrevocably submits to the jurisdiction of the courts of Hydrabad, Andhra Pradesh.

18. No amendment to this Agreement has any force unless it is in writing and signed by the parties to this Agreement.

19. In the event the disputes or differences are not resolved amicably, the same shall be referred to arbitration in accordance with The Indian Arbitration and Conciliation Act, 1996 or its successor legislation and shall be conducted in Hyderabad. The Arbitral Tribunal shall consist of three members, one each to be nominated by each Party and the Umpire to be nominated by the two arbitrators. The decision of the arbitrators shall be final and binding upon the parties. Any reference under this clause shall be deemed to be a reference to arbitration within the meaning of the Indian Arbitration and Conciliation Act, 1996 or its successor legislation.

                                    Sector A

Immovable Property bearing No. 115 Part admeasuring 6.32 acres situated at Nanakramguda Village, Serilingampally Mandal, R.R. District, Andhra Pradesh and bounded on the:
East by: Proposed 18.OM Wide Road
West by: Private Lands
North by: Proposed 45.OM Wide CDA M.P. Road
South by: Plot No.9

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED THIS AGREMENT ON THE DAY, DATE AND MONTH MENTIONED ABOVE.

'DEVELOPER'                             'CO-DEVELOPER'

(APIIC Ltd. Stamp)                      (Virtusa (India) Private Limited Stamp)
WITNESSES:

1.

2.

                                                                          (SEAL)

                                                                    APPENDIX - A

(SEAL)                                                                   (STAMP)

                              No. F.2/108/2006-EPZ
                               Government of India
                         Ministry of Commerce & Industry
                             Department of Commerce
                                  (SEZ Section)
                                      ...

                                                       Dated the 16th June, 2006

To,
     The Developer,
     Andhra Pradesh Industrial Infrastructure Corpn Ltd (APIIC),
     6th Floor, Parisrama Bhavan, Fateh Maidan Road.
     Basheerbagh, Hyderabad 500 004 (AP).

Subject: Setting up of a sector-specific Special Economic Zone for IT/ITES sector at Nanakramguda Village, Serilingampally Mandal,
         Rangareddy Dist, Andhra Pradesh - Reg

Sir(s),

     With reference to your above mentioned application, Government of India is pleased to grant formal approval to your proposal for development, operation and maintenance of a Special Economic Zone (SEZ), as per details given below:-

I. PROPOSAL and PROJECT DETAILS:- To set up a sector-specific Special Economic Zone for IT/ITES sector over an area of 20.53 hectares at Nanakramguda Village, Serilingampally Mandal, Rangareddy Dist, Andhra Pradesh

II. DEVELOPER:- M/s. Andhra Pradesh Industrial Infrastructure Corpn Ltd (APIIC)

III. General Conditions:

     (i) The Developer shall develop, operate and maintain the Special Economic Zone in terms of the Special Economic Zones Act, 2005 and the rules made there-under.

     (ii) The Developer shall execute Bond-cum-Legal Undertaking as required under rules 12 and 22 of the Special Economic Zone Rule, 2006 for the authorised operations.

     (iii) The Developer shall obtain the required approval from various statutory authorities under relevant statutes and regulations of the Government of India and the State Government and local bodies.

     (iv) The Developer shall make adequate provision for rehabilitation of the displaced persons.

     (v) The project shall be implemented and operated in terms of the Special Economic Zones Act, 2005 and the rules and orders made there-under.

     (vi) The Developer shall conform to the environmental requirements.

     (vii) The Developer shall abide by the local laws, rules, regulations or bye-laws in regard to area planning, sewerage disposal, pollution control, labour laws and the like as may be locally applicable.

     (viii) The Developer shall raise the required funds for the project. External commercial borrowing, if any, will be as per the guidelines of the Ministry of Finance, Department of Economic Affairs, Government of India, New Delhi.

     (ix) This approval is valid for a period of three years within which time the Developer shall implement the project. The project implementation progress report will be submitted to Government of India every six months.

     (x) This approval is liable to be suspended in case of violation of any of the terms and conditions stipulated herein.

     (xi) The operation and maintenance of the facilities will be made as per the standards specified in the proposal and to the satisfaction of the users.

     (xii) The Developer shall maintain adequate manpower to provide the facilities.

     (xiii) The user charges will be finalized in consultation with the Development Commissioner and the users. This shall be subject to revision as per the agreed terms.

     (xiv) The Developer shall obtain the approval of Board for specific activities proposed to be undertaken for development, operation and maintenance of Special Economic Zone. Based on the activities approved by the Board, the Developer shall be entitled for duty free import or domestic procurement of goods for the approved activities under rules 10 after the Special Economic Zone has been notified.

     (xv) The authorized operations shall be carried out in terms of the parameters laid down in the Special Economic Zones Act, 2005 and the Rules and orders made there-under and in accordance with the proposal approved herein.

     (xvi) No duty free goods shall be available for personal use of, or consumption by officials, workers, staff or owners of the Unit or Developer.

     (xvii) Normally, no extension of validity period of three years for implementation of the project will be considered. Any request, however, may be considered by the Board, on merits. Such request shall be submitted to the Government six months before expiry of the approval period.

     (xviii) The developer shall construct a minimum built up processing area of One Lakh square meters.

2. This approval shall be also subject to other conditions as approved by the Board.

3. The Developer may convey acceptance of all the terms and conditions indicated above within thirty days from the date of issue of this letter. All future correspondence may be addressed to the Director (SEZ), Department of Commerce, Udyog Bhavan, New Delhi-11.

4. The Developer may send exact details of the area along with a map indicating the Special Economic Zone area certified by the District Revenue Authorities for notification in the Gazette of India.

5. The Developer shall furnish to the Development Commissioner. Visakhapatnam Special Economic Zone returns on import, procurement and utilization of goods, as provided for under the Special Economic Zone Rules, 2006.

                                        Yours faithfully,


                                        /s/ Yogendra Garg
                                        ----------------------------------------
                                        16.6.06
                                        (YOGENDRA GARG)
                                        Director
                                        Tel. (011) 2306 3434
                                        Email: v.garg@nic.in

Copy to:

     1. Central Board of Excise and Customs (Shri A.P. Sudhir, Member (Customs), Department of Revenue, North Block, New Delhi.

     2. Central Board of Direct Taxes (Shri Arivnd Modi, joint Secretary (TPL-II)), Department of Revenue, North Block, New Delhi.

     3. Ministry of Finance (Shri Amitab Verma, Joint Secretary), Banking Division, Department of Economic Affairs.

     4. Department of Industrial Policy and Promotion (Shri Umesh Kumar, Joint Secretary).

     5. Ministry of Science and Technology (Shri I.B.Singh, Adviser), Technology Bhavan, Mehrauli Road, New Delhi.

     6. Ministry of Small Scale Industry (Shri Satyanand Mishra, Development Commissioner), Nirman Bhavan, New Delhi.

     7. Ministry of Home Affairs (Shri L.C. Goyal, Joint Secretary), North Block, New Delhi

     8.   Ministry of Defence (Shri Anand Misra, Joint Secretary (Coordination).

     9. Ministry of Environment and Forests (Shri R. Chandermohan, Joint Secretary), Pariyavaran Bhavan, CGO Complex, New Delhi - 3.

     10. Legislative Department (Dr. V.K Bhasin, Joint Secretary and Legislative Counsel).

     11. Ministry of Overseas Indian Affairs (Shri G. Gurucharan, Joint Secretary (FS), Akbar Bhawan, Chankyapuri, New Delhi.

     12. Department of Urban Affairs, Town Country Planning Organisation, (Shri K.T. Gurumukhi, Chief Planner), Vikas Bhavan (E-Block), I.P. Estate, New Delhi.

     13. Director General of Foreign Trade (Shri K.T. Chacko, DG), Department of Commerce, Udyog Bhavan, New Delhi.

     14. Development Commissioner, Visakhpatnam Special Economic Zone, Visakhapatnam.

     15. Govt. of Andhra Pradesh (Smt K. Rama Prabha, Secretary, Information Technology and Communication), 'D' Block, Room No. 431-A, A.P. Secretariat, Hyderabad - 500022

     Copy for information to: PPS to SS (GKP)/ PPS to JS (JD)/DS (RGS).

                                                                      APPENDIX-B

              (PROPOSED LAY OUT PLAN OF I.T. PARK AT NANAKRAMGUDA)

WITNESS

1)

2)

                                                                          (SEAL)

                                                                        SECTOR-A

SITE PLAN OF PLOT NO-10, IN SY.NO. 115/P ON I.T. PARK, SITUATED AT NANAKRAMGUDA(V) R. R. DIST. A.P. ALLOTTED TO M/S. VIRTUSA (INDIA) PVT. LTD.

AREAS:-                                 REF:-

PLOT AREA: 25,577.04 SQ. MTS./          INCLUDED: ___________________________
           AC.6.32

                                        BOUNDARIES:-

                                        NORTH: PROP. 45.0M WIDE CDA M.P. ROAD
                                        SOUTH: PLOT NO. 9
                                        EAST:  PROP. 18.0M WIDE ROAD
                                        WEST:  PRIVATE LANDS.

              (PROPOSED LAY OUT PLAN OF I.T. PARK AT NANAKRAMGUDA)

WITNESS

1)

2)

                                                                          (SEAL)

PHOTOGRAPHS AND FINGERPRINTS AS PER SECTION 32A OF REGISTRATION ACT, 1908

FINGER PRINT IN                               NAME & PERMANENT POSTAL
BLACKINKLEFT      PASSPORT SIZE             ADDRESS OF PRESENTANT/OWNER
THUMB               PHOTOGRAPH                      /DEVELOPER
---------------   -------------   ----------------------------------------------
   (OVAL)             (BOX)       DEVELOPER

                                   1. APIIC LIMITED
                                      4TH FLOOR PARISRAMA BHAVAN,
                                      BASHEERBAGH,
                                      HYDERABAD - 500 004.
                                      REP. BY. PROJECT MANAGER (IPU)
                                      SRI D. PARDHASARADHI RAO
                                      S/O D.CH. B. VENKAT RAO

   (OVAL)             (BOX)       CO-DEVELOPER

                                   2  M/s. Virtusa (India) Private Limited,
                                      3rd Floor, MyHome Tycoon,
                                      Begumpet, Hyderabad-500 016.

                                  REP.BY: FINANCIAL CONTROLLER
                                          SRI M. HARI RAJU,
                                          S/O M. SIVA RAJU

   (OVAL)             (BOX)       SPL. POWER OF ATTORNEY TO (1)
                                  SPA NO.93/2003, DT. 27.6.2003

                                  3. SRI C. BALA SUBRAHMANYAM
                                     S/O CHEVURU PULLAIAH
                                     Manager (Development),
                                     APIIC,, Basheerbagh
                                     Hyderabad - 500 004

SIGNATURE OF WITNESSES

1

                         (PHOTO OF ONE HUNDRED RUPEES)

(Indian Characters) ANDHRA PRADESH

                                   LEASE DEED

THIS LEASE DEED ("DEED") IS MADE AND EXECUTED AT HYDERABAD ON THIS 26TH DAY OF MARCH 2007.

                                 BY AND BETWEEN

ANDHRA PRADESH INDUSTRIAL INFRASTRUCTURE CORPORATION LIMITED, Hyderabad, a Government Company registered under the provisions of the Companies Act, 1956 and having its registered office at 6th Floor, Parisrama Bhavanam, Fateh Maidan Road, Hyderabad - 500 004 represented herein by Mr. D. Pardhasaradhi Rao, Authorised Signatory (hereinafter referred to as APIIC/LESSOR', which expression shall unless repugnant to the context or meaning thereof include its successors and assigns) of the ONE PART;

(APIIC Ltd. Stamp)                      (Virtusa (India) Private Limited Stamp)

                                                                          (SEAL)

                                       AND

VIRTUSA (INDIA) PRIVATE LIMITED, a company registered under the Companies Act, 1956, having its Registered Office at 3rd Floor, My Home Tycoon, Begumpet, Hyderabad-500016, represented herein by its Financial Controller, Mr. M, Hari Raju, vide resolution passed at the meeting of the Board of Directors/ Authorization dated ________________________________ (hereinafter referred to as "VIRTUSA/LESSEE", which term shall unless the context requires otherwise include its successors in office and assigns) of the OTHER PART

WHEREAS:

(1)  'Lessor' is the absolute owner and possessor of the vacant land measuring
     50.73 acres at survey No. 115/part, Nanakramguda Village, Serilingampally Mandal, Rangareddy District, Andhra Pradesh. Pursuant to the grant of requisite approval by the Board of Approval, Ministry of commerce, Government of India (hereinafter referred to as BOA), the Lessor/'Developer' is developing an IT/ITES Special Economic Zone (hereinafter referred to as SEZ) at the said land as per the Approval Letter No.F.2/108/2006-EPZ dated 16.6.2006 attached herewith as APPENDIX A with 97% of the SEZ as processing zone. The SEZ is fully described and delineated in the site plan attached as APPENDIX B to this Deed;

(2) On the request of the Lessee, the 'Lessor' is agreeable to lease out 6.32 acres of Land forming part of 50.73 acres at survey No. 115/part, Nanakramguda Village, Serilingampally Mandal, Rangareddy District, Andhra Pradesh morefully described in the Schedule hereunder and hereinafter referred to as SECTOR A shown in colour green in the site plan APPENDIX B to this Lease Deed on lease for 99 years to the 'Lessee' for development of complete IT infrastructure within the periphery of 'Sector A' as a co-developer for 'Sector A' portion of the SEZ.

(3) The "Lessee" has agreed to take on lease 'Sector A' portion of SEZ subject to the terms and conditions hereafter appearing and to become a co-developer for the purpose of providing infrastructure facilities and undertake authorized operations in 'Sector A' of SEZ.

(4) The 'Lessee' will be responsible to apply to the BOA for being approved as Co-developer in the SEZ for 'Sector A' under the provisions of the Special Economic Zone's Act, 2005 (hereinafter referred to SEZ Act) and the Rules and Regulations framed there under. 'Lessor' shall assist 'Lessee' in obtaining such approval by signing the required consent letter, documents etc.

(5)  The 'Lessor' undertakes to get the SEZ notified under subsection (1) of section 4 of the Special Economic Zones Act, 2005 (28 of 2005) read with rule 8 of the Special Economic Zones Rules, 2006.

(6) Parties had entered into a MOU dated 9th December, 2004 ("MOU") and an Agreement to Sale dated 28th June, 2006 ("Agreement to Sale") containing the terms and conditions relating to the allotment and usage of Sector A, which form part of this Deed as specified in the relevant clause below.

NOW THIS LEASE DEED WITNESSETH AS FOLLOWS:

1.   GRANT OF LEASE & CONSIDERATION

     1.1 In consideration of the payment of Lease Premium amounting to Rs. 2,29,19,190 (Rupees Two Crores Twenty Nine Lakhs Nineteen Thousand One Hundred and Ninety only) details of which are provided in Clause 1.2 below and yearly rentals by the Lessee to the Lessor and the observance of terms and conditions hereinafter contained by the Lessee, the Lessor hereby demises to the Lessee and the Lessee hereby takes on lease, 'Sector A' as detailed in Appendix B, for a period of 99 years commencing from 26/3/07 and ending on 25/3/2106 ("TERM"), subject to the conditions stipulated hereunder.

     1.2 In terms of Clause 3(a) and 3(b) of the MOU and Clause I of the Agreement to Sale, Lessee is entitled to an employee related rebate cum reduction of an amount equivalent to Rs.2,29,19,190 (Rupees Two Crores Twenty Nine Lakhs Nineteen Thousand One Hundred and Ninety
          only). It is further clarified that IT & C Department has confirmed that Lessee has employed 1247 eligible employees vide Lr.No.1863/IT &C/2004 dt. 18.03.2005 and that the Lessee has to further employ a minimum of 857 employees to claim full rebate on Lease Premium. To that extent the Lessee has furnished a Bank Guarantee No. 021GTO2061170001 dt.27.4.2006 for Rs.93,35,500 (amount balance associated with remaining 857 eligible employee obligation) of HDFC Bank Limited, Hyderabad which is valid up to 27.4.2009. Lessee shall pay the annual lease rent of Rs.100/-(Rupees one hundred only) per year for 99 years on first of January of each year at the office of the Lessor.

     1.3 This lease shall be subject to Lessee getting the requisite approval from the Board of approval for becoming a co-developer of the 'Sector A' portion of SEZ. In case such status/permission is not granted within a period of 12 months from the date of this deed, whichever is earlier, this lease shall stand terminated from the date of refusal by the concerned authorities or 12 months whichever is earlier and the terms of the MOU and the Agreement to Sale shall prevail and be binding on Parties. Forthwith upon such termination, the Lessor shall refund all amounts whatsoever paid by the Lessee to the Lessor under this deed.

     1.4 The period of Lease shall be Ninety Nine (99) years and may be renewed as mutually agreed upon by the Parties on the same terms and conditions.

     1.5 The Lessor hereby represents and warrants to the Lessee that (a) it is the sole, legal and absolute owner of 'Sector A' with uninhibited rights of alienation over the same and no others whomsoever have any manner of subsisting rights, title or interest or have or will have any claims, in respect of 'Sector A', and (b) 'Sector A' can be used in all respects for the purposes contemplated hereunder.

     1.6 The Lessee may exercise the option to purchase 'Sector A' at any time during the tenure of this Lease Deed, if the same is permitted under SEZ Act, 2005. The Lessor undertakes that in the event the Lessee exercises its option to purchase 'Sector A', it shall allot the same on outright sale basis in favour of the Lessee as per the terms and conditions contained in the MOU and the Agreement to Sale.

2.   COVENANTS BY THE LESSOR

     The Lessor hereby covenants that:

     2.1 Lessor will gel the SEZ notified under subsection (1) of section 4 of the Special Economic Zones Act, 2005 (28 of 2005) read with rule 8 of the Special Economic Zones Rules, 2006.

     2.2 The 'Lessor' shall provide support infrastructure at its own cost such as access road upto the periphery of 'Sector A', Power, water sewage upto the 'Sector A' boundary as per ICT Policy 2005-2010. The 'Lessee' shall bear the cost of provision of power, water, sewerage and roads within 'Sector A' periphery and shall have to bear the cost of consumption of water, power & sewerage. The 'Lessee' shall pay the charges for various servicing and common facilities and also for up-keep and maintenance of Roads, water supply, drainage, sewage disposal, street lights to the administration or some other agency as the case may be, failure in respect of which would entail the services being disconnected.

     2.3 The 'Lessor' shall facilitate development of infrastructure for entire SEZ in an integrated manner in consultation with the 'Lessee' and other co-developers and shall provide a mutually agreed integrated infrastructure scheme in SEZ so that the 'Lessee' could provide all infrastructure services, within 'Sector A' in consonance with the integrated infrastructure scheme in SEZ.

     2.4 The Lessor shall ensure that the Lessee shall peacefully and quietly use and enjoy, in accordance with the terms of this Lease Deed, the 'Sector A', without interruption or disturbance by the Lessor or any person lawfully or otherwise claiming by or through or under the Lessor during the currency of this Deed.

     2.5 The Lessor shall sign, without demur, such applications, no-objection certificates or any documents prescribed by any statute / government authority as may be required by the Lessee to obtain necessary statutory approvals, permissions etc. to carry out its use of 'Sector A' in accordance with the terms of this Deed.

     2.6 The 'Lessee' is entitled to seek various approvals and clearances in relation to the development and construction of infrastructure within

          'Sector A' and to create mortgage, land in 'Sector A' (with prior written consent of "Lessor', which shall not be unreasonably withheld) in favor of the financial institutions/banks for extending loans and other facilities to the 'Lessee' in relation to the co-development of 'Sector A'. The Lessee shall be entitled to create a mortgage or other charge whatsoever, over (a) its rights under this Lease Deed, and/or
          (b) its rights over the infrastructure and/or the buildings in 'Sector A', without any restriction whatsoever, with prior written consent of Lessor (which shall not be unreasonable withheld).

     2.7 The Lessor agrees to consider any successor, transferee or assignee of the Lessee including by reason of any scheme of reconstruction, merger, demerger and any other change may be substituted in place of the Lessee subject to the terms of this Lease Deed and the provisions of the Special Economic Zone's Act, 2005 (hereinafter referred to SEZ
          Act) and the Rules and Regulations framed there under.

     2.8 The Lessor shall not alienate, encumber or transfer any rights or interest whatsoever in 'Sector A', in favor of any person during the period of lease subject to clause 2.6 mentioned hereinabove.

3.   DEVELOPMENT OF 'SECTOR A'

     3.1 Lessee shall have the sole responsibility (including through its agents, contractors and subcontractors) for development of complete infrastructure for operation of IT/ITES companies and carrying out the authorized operations in 'Sector A'.

     3.2 Each Party hereby for itself and all persons deriving or claiming any right, title or interest under it (collectively the "Indemnitor") covenant, agree and undertake with the other Party its successors and all persons claiming under it (collectively the "Indemnitee") that the Indemnitor shall and will from time to time and at all times throughout hereafter save harmless, indemnify and keep indemnified the Indemnitee and their respective estates and effects against all actions, suits, proceedings, claims, demands, costs, charges, expenses, damages, penalties or payments that may be taken or made by any authority or by anyone whomsoever for any breach by the Indemnitor or by any one whomsoever under the instructions of an Indemnitor or on their behalf or for them of any provisions of this Deed.

4.   COVENANTS OF THE LESSEE

     The 'Lessee' shall invest a minimum amount as agreed upon in Clause 2 (d) of the MOU in 'Sector A' which will include investment in movable and immovable assets and construction buildings, plant and equipment, hardware and software deployed in creation facilities/campus inside 'Sector A' and shall build a minimum of 2,50,000 Sq. Ft. of IT/ITES space in 'Sector A' in phases, and the entire project shall be completed over a period of 3 years from the date of obtaining possession of 'Sector A'. The Lessee shall ensure employment generation as agreed upon in the MOU.

     4.1 The 'Lessee' shall commence construction/site infrastructure work of the project within 6 months from the date of taking possession of 'Sector A' or upon receiving all statutory approvals to commence construction of the project, which ever is later. It is hereby agreed that as of the date of this Deed, Lessee is in full compliance with this Section.

     4.2 The 'Lessee' shall utilize 'Sector A' for the purpose for which it is leased i.e., for IT or ITES purposes and not for any other purpose.

     4.3 The 'Lessee' undertakes to inform 'Lessor' about the details of Finance(s) raised (if any) on the security of 'Sector A', from time to time till the Loan(s) is/are re-paid to the financial agencies.

     4.4 The Lessee shall have (a) the right to sub-lease / license out 'Sector A' and any development / infrastructure constructed thereon either in whole or in part(s) to one or more units and shall keep the Lessor informed in advance.

     4.5 The Lessee shall pay all Taxes, charges, rates, and outgoings of whatsoever in respect of the Sector A premises to the competent authorities.

     4.6 The Lessee shall insure all the buildings together with all fittings & fixtures, machines etc. with any Insurance Company for loss due to fire, earthquake, storm, flood etc. through out the period of lease.

5.   STAMP DUTY & REGISTRATION

          All expenses with respect to execution and registration of this Lease Deed shall be paid by the Lessee including stamp duty, registration charges or any other statutory fee or charges required to be paid under applicable law to complete the transaction envisaged under this Lease Deed. Subject to the terms hereof, all formalities relating to registration of this Lease Deed shall be commenced forthwith upon execution of this Deed, and shall in any event be completed within a period of _______________ days from the date of execution of this Lease Deed.

6.   MISCELLANEOUS PROVISIONS

     6.1 Time is of the essence with respect to all of the terms and conditions of this Lease Deed.

     6.2 The parties have agreed that the Deed shall not alter, amend or terminate any of the provisions of the Agreement to Sale or the MOU. In the event of the termination of the Deed for any reason whatsoever including breach of the Deed, the parties shall revert to the Agreement to Sale/MOU and the terms of the Agreement to Sale/MOU shall be binding on the Parties. Further, in case of a conflict between the terms of the Deed and the Agreement to Sale, the terms of the Agreement to Sale shall prevail.

     6.3 Failure by either Party to enforce any provision of this Lease Deed shall not constitute a waiver or affect a respective Party's right to require the future performances thereof, nor shall either Party's waiver of any breach of any provision of this Lease Deed constitute a waiver of any subsequent breach or nullify the effectiveness of any provision.

          Any delay in completion of the project on any reason, during the period of lease, shall be treated as significant event of default of the Lessee under this lease deed, leading to the termination of this lease deed. In case of such a delay, the 'Lessor' shall notify the 'Lessee' of such default in writing and shall call upon the 'Lessee' to rectify the same within a period of 180 (one hundred eighty) days from the date of Lessor's written notice to Lessee. In the event such default is not rectified within such stipulated time, the 'Lessor' is entitled terminate this lease deed forthwith.

     6.4 In the event that any provision of this Lease Deed shall be held invalid as contrary to any law, statute or regulation in that regard, the validity of any other provision of this Lease Deed shall not be affected and each and every provision shall be severable from each and every other.

     6.5 The Lessor and Lessee shall not be liable as per MOU, the Allotment Letter, and this Deed for any delay or default in compliance of any of the terms thereof, which is solely attributable to causes beyond their control. If delay is caused in such an event, the period for compliance shall be extended by the period of such delay. If, due to such causes, either party, using reasonable, good faith efforts, is not able to implement the provisions of the MOU, the Allotment of the Schedule Land and this Deed, then neither party shall be liable to the other and in such an event Lessor shall refund to Lessee all amounts paid to the Lessor in connection with the Schedule Land and the parties shall resume status quo ante as per APIIC allotment regulations.

     6.6 The Lessor and Lessee are independent contractors, independent of one another and neither has the authority to bind the other to any third party or otherwise to act as the representative of the other unless otherwise expressly agreed to in writing by both parties hereto.

     6.7 Notice under this Lease Deed will be in writing and will, for all purposes, be deemed to have been fully given and received when actually received and they will be sent by registered or certified mail, return receipt request, postage prepaid, (unless otherwise provided) properly addressed, to the respective parties hereto at the following addresses, or at such other address for either party as may be specified by the such party to such purpose, or by telefax and confirmed by hardcopy mailed to the recipient:

The LESSOR                              APIIC LTD

                                        [4th Floor, Parisrama Bhavan, Basheer
                                        Bagh, Hyderabad - 500 004
                                        Attention: D. Pardhasaradhi Rao,

                                        Project Manager (IPU),

                                        Facsimile Number: 040 - 23240205

LESSEE                                  VIRTUSA INDIA PRIVATE LIMITED

                                        3rd Floor, My Home Tycoon,
                                        Begumpet, Hyderabad-500016
                                        Attention: Mr. Hari Raju

                                        Facsimile Number: 040-2341 2310

     6.8 If any dispute or difference shall at any time arise between the Parties to this Lease Deed or under any clause or their respective rights, claims or liabilities hereunder or otherwise in any manner whatsoever, in relation to or arising out of or concerning this Lease Deed, the Parties shall promptly and in good faith negotiate with a view to arrive at an amicable resolution and settlement. In the event no amicable resolution or settlement is reached within a period of 30 days from the date of commencement of discussions, subject to the provisions of SEZ Act and without in any manner affecting the rights of the authorities under the said Act, such disputes and/or differences shall be referred to arbitration whereby each Party hereto shall appoint one arbitrator and the two arbitrators so appointed shall appoint a third arbitrator to act as the presiding arbitrator. If the two arbitrators fail to appoint a third arbitrator, then the third arbitrator shall be appointed as per the Arbitration and Conciliation Act, 1996 and any amendments or modifications thereto. The arbitration proceedings shall be held in Hyderabad in accordance with the provisions of the Arbitration and Conciliation Act, 1996 and the findings of the arbitrator(s) shall be final and binding on the Parties. The proceedings shall be conducted in the English language. During the period of any dispute under this Agreement, through the date of final adjudication or settlement, as the case may be, neither party shall have the right to terminate this Agreement.

     6.9 The Parties shall bear the cost of appointing their respective arbitrators and the costs incurred towards the appointment of the third arbitrator shall be borne by both the Parties equally.

     6.10 This Lease Deed shall be governed by Indian Law and subject to Clause
          6.10 above, the courts of law in Hyderabad will have exclusive jurisdiction in any matter arising from or relating to this Deed to the exclusion of all other Courts that may have had jurisdiction in the matter.

     6.11 Counterparts: This Lease Deed has been executed in duplicate, each of which shall be deemed an original but all of which together shall constitute but one and same instrument.

                          SCHEDULE PROPERTY - Sector A

District: Ranga Reddy                   Mandal: Serilingampally

Village: Nanakramguda                   Municipality: Serilingampally

Land measuring 6.32acres, situated in Survey No. 115/Part of Nanakramguda Village Serilingampally Mandal, R R District

East by: Proposed 18.0M Wide Road
West by: Private Lands
North by: Proposed 45.0M Wide CDA M.P.Road
South by: Plot No.9

IN WITNESS WHEREOF, the parties hereto above have caused this Deed to be executed as on the day mentioned herein above.

SIGNED AND DELIVERED by the within                      (APIIC Ltd. Stamp)
named LESSOR (ANDHRA PRADESH
INDUSTRIAL INFRASTRUCTURE CORPORATION
LIMITED) through its Authorized
Signatory


Mr.                                     SIGN & DATE
    ---------------------------------
in the presence of


Mr.                                     SIGN & DATE
    --------------------------------
SIGNED  AND  DELIVERED  by  the                         (Virtusa (India) Private
within named LESSEE (VIRTUSA INDIA                      Limited Stamp)
PRIVATE LIMITED) through its authorized
signatory;


Mr.                                     SIGN & DATE
    ---------------------------------
in the presence of


Mr.                                     SIGN & DATE
    ---------------------------------

                                                                          (SEAL)

                                                                    APPENDIX - A

(SEAL)                                                                   (STAMP)

                              No. F.2/108/2006-EPZ
                               Government of India
                         Ministry of Commerce & Industry
                             Department of Commerce
                                  (SEZ Section)

                                                       Dated the 16th June, 2006

To,
     The Developer,
     Andhra Pradesh Industrial Infrastructure Corpn Ltd (APIIC),
     6th Floor, Parisrama Bhavan, Fateh Maidan Road,
     Basheerbagh, Hyderabad 500 004 (AP).

Subject: Setting up of a sector-specific Special Economic Zone for IT/ITES sector at Nanakramguda Village, Serilingampally Mandal,
         Rangareddy Dist, Andhra Pradesh - Reg

Sir(s),

     With reference to your above mentioned application, Government of India is pleased to grant formal approval to your proposal for development, operation and maintenance of a Special Economic Zone (SEZ), as per details given below:-

I. PROPOSAL and PROJECT DETAILS:- To set up a sector-specific Special Economic Zone for IT/ITES sector over an area of 20.53 hectares at Nanakramguda Village, Serilingampally Mandal, Rangareddy Dist, Andhra Pradesh

II. DEVELOPER:- M/s. Andhra Pradesh Industrial Infrastructure Corpn Ltd (APIIC)

III. General Conditions:

     (i) The Developer shall develop, operate and maintain the Special Economic Zone in terms of the Special Economic Zones Act, 2005 and the rules made there-under.

     (ii) The Developer shall execute Bond-cum-Legal Undertaking as required under rules 12 and 22 of the Special Economic Zone Rule, 2006 for the authorised operations.

     (iii) The Developer shall obtain the required approval from various statutory authorities under relevant statutes and regulations of the Government of India and the State Government and local bodies.

     (iv) The Developer shall make adequate provision for rehabilitation of the displaced persons.

     (v) The project shall be implemented and operated in terms of the Special Economic Zones Act, 2005 and the rules and orders made there-under.

     (vi) The Developer shall conform to the environmental requirements.

     (vii) The Developer shall abide by the local laws, rules, regulations or bye-laws in regard to area planning, sewerage disposal, pollution control, labour laws and the like as may be locally applicable.

     (viii) The Developer shall raise the required funds for the project. External commercial borrowing, if any, will be as per the guidelines of the Ministry of Finance, Department of Economic Affairs, Government of India, New Delhi.

     (ix) This approval is valid for a period of three years within which time the Developer shall implement the project. The project implementation progress report will be submitted to Government of India every six months.

     (x) This approval is liable to be suspended in case of violation of any of the terms and conditions stipulated herein.

     (xi) The operation and maintenance of the facilities will be made as per the standards specified in the proposal and to the satisfaction of the users.

     (xii) The Developer shall maintain adequate manpower to provide the facilities.

     (xiii) The user charges will be finalized in consultation with the Development Commissioner and the users. This shall be subject to revision as per the agreed terms.

     (xiv) The Developer shall obtain the approval of Board for specific activities proposed to be undertaken for development, operation and maintenance of Special Economic Zone. Based on the activities approved by the Board, the Developer shall be entitled for duty free import or domestic procurement of goods for the approved activities under rules 10 after the Special Economic Zone has been notified.

     (xv) The authorized operations shall be carried out in terms of the parameters laid down in the Special Economic Zones Act, 2005 and the Rules and orders made there-under and in accordance with the proposal approved herein.

     (xvi) No duty free goods shall be available for personal use of, or consumption by officials, workers, staff or owners of the Unit or Developer.

     (xvii) Normally, no extension of validity period of three years for implementation of the project will be considered. Any request, however, may be considered by the Board, on merits. Such request shall be submitted to the Government six months before expiry of the approval period.

     (xviii) The developer shall construct a minimum built up processing area of One Lakh square meters.

2. This approval shall be also subject to other conditions as approved by the Board.

3. The Developer may convey acceptance of all the terms and conditions indicated above within thirty days from the date of issue of this letter. All future correspondence may be addressed to the Director (SEZ), Department of Commerce, Udyog Bhavan, New Delhi-11.

4. The Developer may send exact details of the area along with a map indicating the Special Economic Zone area certified by the District Revenue Authorities for notification in the Gazette of India.

5. The Developer shall furnish to the Development Commissioner. Visakhapatnam Special Economic Zone returns on import, procurement and utilization of goods, as provided for under the Special Economic Zone Rules, 2006.

                                        Yours faithfully,


                                        /s/ Yogendra Garg
                                        ----------------------------------------
                                        16.6.06
                                        (YOGENDRA GARG)
                                        Director
                                        Tel. (011) 2306 3434
                                        Email: y.garg@nic.in

Copy to:

     1. Central Board of Excise and Customs (Shri A.P. Sudhir, Member (Customs), Department of Revenue, North Block, New Delhi.

     2. Central Board of Direct Taxes (Shri Arivnd Modi, Joint Secretary (TPL-II)), Department of Revenue, North Block, New Delhi.

     3. Ministry of Finance (Shri Amitab Verma, Joint Secretary), Banking Division, Department of Economic Affairs.

     4. Department of Industrial Policy and Promotion (Shri Umesh Kumar, Joint Secretary).

     5. Ministry of Science and Technology (Shri I.B.Singh, Adviser), Technology Bhavan, Mehrauli Road, New Delhi.

     6. Ministry of Small Scale Industry (Shri Satyanand Mishra, Development Commissioner), Nirman Bhavan, New Delhi.

     7. Ministry of Home Affairs (Shri L.C. Goyal, Joint Secretary), North Block, New Delhi

     8.   Ministry of Defence (Shri Anand Misra, Joint Secretary (Coordination).

     9. Ministry of Environment and Forests (Shri R. Chandermohan, Joint Secretary), Pariyavaran Bhavan, CGO Complex, New Delhi - 3.

     10. Legislative Department (Dr. V.K Bhasin, Joint Secretary and Legislative Counsel).

     11. Ministry of Overseas Indian Affairs (Shri G. Gurucharan, Joint Secretary (FS), Akbar Bhawan, Chankyapuri, Now Delhi.

     12. Department of Urban Affairs, Town Country Planning Organisation, (Shri K.T. Gurumukhi, Chief Planner), Vikas Bhavan (E-Block), LP. Estate, New Delhi.

     13. Director General of Foreign Trade (Shri K.T. Chacko, DG), Department of Commerce, Udyog Bhavan, New Delhi.

     14. Development Commissioner, Visakhpatnam Special Economic Zone, Visakhapatnam.

     15. Govt. of Andhra Pradesh (Smt K. Ratna Prabha, Secretary, Information Technology and Communication), 'D' Block, Room No. 431-A, A.P. Secretariat, Hyderabad - 500022

     Copy for information to: PPS to SS (GKP)/ PPS to JS (JD)/DS (RGS).

                                                                      APPENDIX B

              (PROPOSED LAY OUT PLAN OF I.T. PARK AT NANAKRAMGUDA)

WITNESS

1)

2)

                                                                          (SEAL)

                                                                        SECTOR-A

SITE PLAN OF PLOT NO. 10, IN SY.NO.115/P ON I.T. PARK, SITUATED AT NANAKRAMGUDA(V) R.R. DIST. A.P. ALLOTTED TO M/s. VIRTUSA (INDIA) PVT. LTD.

AREAS:-                                 REF:-

PLOT AREA: 25,577.04 SQ.MTS./           INDLUDED: ______________________________
           Ac. 6.32

                                        BOUNDARIES:-

                                        NORTH: PROP. 4-5.0M WIDE CDA M-P. ROAD
                                        SOUTH: PLOT NO.9
                                        EAST:  PROP. 18.0M WIDE ROAD
                                        WEST:  PRIVATE LANDS.

              (PROPOSED LAY OUT PLAN OF I.T. PARK AT NANAKRAMGUDA)

WITNESS:-

1)

2)

                                                                       (SEAL)

PHOTOGRAPHS AND FINGERPRINTS AS PER SECTION 32A OF REGISTRATION ACT, 1908

FINGER PRINT IN                              NAME & PERMANENT POSTAL
  BLACKINKLEFT    PASSPORT SIZE              ADDRESS OF PRESENTANT /
     THUMB          PHOTOGRAPH                  OWNER /DEVELOPER
---------------   -------------   --------------------------------------------
   (OVAL)             (BOX)       LESSOR

                                  l. APIIC LIMITED 4TH FLOOR PARISRAMA BHAVAN,
                                     BASHEERBAGH,
                                     HYDERABAD - 500 004.
                                     REP. BY, PROJECT MANAGER (IPU)
                                     SRI D. PARDHASARADHI RAO
                                     S/O D.CH. B. VENKAT RAO

   (OVAL)             (BOX)       LESSEE

                                  2. M/s. Virtusa (India) Private Limited,
                                     3rd Floor, MyHome Tycoon, Begumpet,
                                     Hyderabad - 500 016.

                                  REP.BY: FINANCIAL CONTROLLER
                                          SRI M. HARI RAJU,
                                          S/O M. SIVA RAJU

   (OVAL)             (BOX)       SPL.POWER OF ATTORNEY TO (1)
                                  SPA NO. 93/2003, DT. 27.6.2003

                                  3. SRI C. BALA SUBRAHMANYAM
                                     S/O CHEVURU PULLAIAH
                                     Manager (Development),
                                     APIIC,, Basheerbagh
                                     Hyderabad - 500 004

SIGNATURE OF WITNESSES

1

2